                                                                 EXHIBIT 23.2


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-51331) of Frontier Corporation (now known as Global Crossing North America, Inc.) and the Registration Statements on Form S-8 (File No. 333-86693 and 333-94893) of Global Crossing Ltd. of our report dated February 26, 1999 relating to the financial statements of the Upstate Cellular Network Employees' Retirement Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Rochester, New York
June 27, 2000